Safe Harbor Language
Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 16, 2012, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;

•
risk that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 16, 2012.

FOR IMMEDIATE RELEASE

Media Inquiries	Investor Inquiries
Andrea Simpson	Kristina Lennox
Director, Marketing	Investor Relations Coordinator
617/684-1511	301/998-8265
asimpson@federalrealty.com	klennox@federalrealty.com

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES SECOND QUARTER 2012 OPERATING RESULTS
- Common dividend increased for record 45th consecutive year -

ROCKVILLE, Md. (August 1, 2012) - Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its second quarter ended June 30, 2012.

Financial Results
In the second quarter 2012, Federal Realty generated funds from operations available for common shareholders (FFO) of $66.8 million or $1.04 per diluted share. This compares to FFO of $64.3 million, or $1.02 per diluted share, in second quarter 2011. For the six months ended June 30, 2012, Federal Realty reported FFO of $133.4 million, or $2.08 per diluted share, compared to $125.5 million, or $2.01 per diluted share for the same six-month period in 2011.

Net income available for common shareholders was $32.5 million and earnings per diluted share was $0.51 for the quarter ended June 30, 2012 versus $34.6 million and $0.55, respectively, for second quarter 2011. Year-to-date, Federal Realty reported net income available for common shareholders of $75.3 million and earnings per diluted share of $1.18. This compares to net income available for common shareholders of $65.7 million and earnings per diluted share of $1.05 for the six months ended June 30, 2011.

FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release.

Portfolio Results
In second quarter 2012, same-center property operating income increased 3.5% over second quarter 2011. When redevelopment and expansion properties are excluded from same-center results, property operating income for second quarter 2012 increased 2.7% compared to second quarter 2011.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
SECOND QUARTER 2012 OPERATING RESULTS
August 1, 2012

The overall portfolio was 94.2% leased as of June 30, 2012, compared to 93.8% on March 31, 2012 and 93.4% on June 30, 2011. Federal Realty's same-center portfolio was 94.8% leased on June 30, 2012, compared to 94.3% on March 31, 2012 and 93.9% on June 30, 2011.

During the second quarter of 2012, Federal Realty signed 111 leases for 368,795 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), the Trust leased 355,527 square feet at an average cash-basis contractual rent increase per square foot (i.e., excluding the impact of straight-line rents) of 11%. The average contractual rent on this comparable space for the first year of the new leases is $36.08 per square foot, compared to the average contractual rent of $32.64 per square foot for the last year of the prior leases. The previous average contractual rent was calculated by including both the minimum rent and any percentage rent actually paid during the last year of the lease term for the re-leased space. On a GAAP basis (i.e., including the impact of straight-line rents), rent increases per square foot for comparable retail space averaged 21% for second quarter 2012. As of June 30, 2012, Federal Realty's average contractual, cash basis minimum rent for retail and commercial space in its portfolio was $23.74 per square foot.

Regular Quarterly Dividends
Federal Realty also announced today that its Board of Trustees increased the dividend rate on its common shares, declaring a regular quarterly cash dividend of $0.73 per share, resulting in an indicated annual rate of $2.92 per share, an increase of 5.8%. The regular common dividend will be payable on October 15, 2012, to common shareholders of record as of September 21, 2012. This increase represents the 45th consecutive year that Federal Realty has increased its common dividend, the longest record of consecutive annual dividend increases in the REIT sector, and amongst the longest such records for publicly traded companies in the US.

Guidance
Federal Realty increased its guidance for 2012 FFO per diluted share to a range of $4.27 to $4.31, and provided 2012 earnings per diluted share guidance of $2.31 to $2.35.

“Our portfolio continues to produce impressive operating results, including strong lease rollover, improving occupancy and solid same-center growth,” said Don Wood, president and chief executive officer of Federal Realty Investment Trust. “These key drivers allowed us to increase our dividend for the 45th consecutive year and increase our 2012 FFO per diluted share guidance for the third consecutive quarter.”

Summary of Other Quarterly Activities and Recent Developments

•
July, 2012 - Federal Realty received an approximately $6M lease termination fee from Safeway in connection with Safeway's sale of a number of its Genuardi's locations to Giant of Carlisle. Federal was able to negotiate the fee as part of the global resolution of all three Genuardi's locations in Federal's portfolio which resulted

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
SECOND QUARTER 2012 OPERATING RESULTS
August 1, 2012

in the assignment of two of those locations to Giant and the termination of the lease at the third location.

•
July, 2012 - Federal Realty announced the pricing of a public offering of $250 million aggregate principal amount of 3.00% senior unsecured notes due August 1, 2022.  The notes were offered at 98.743% of the principal amount with a yield to maturity of 3.147%.  Interest on the notes will be payable on February 1 and August 1 of each year, beginning February 1, 2013.

•
July, 2012 - Federal Realty broke ground on Pike & Rose, a 3.4 million square-foot transit oriented, mixed-use development.  Maryland Governor Martin O'Malley, Lieutenant Governor Anthony Brown, County Executive Isiah Leggett, County Council President Roger Berliner, The Montgomery County Council and Don Wood, Don Briggs, and Evan Goldman of Federal Realty officially celebrated the start of construction at Pike & Rose and the creation of an estimated 688 jobs from phase one of the project.

•
July, 2012 - Federal Realty announced that Mr. James M. Taylor will succeed Mr. Andrew Blocher as chief financial officer on August 15, 2012.  The move further enhances the Trust's ability to source and evaluate corporate business development and strategic opportunities through Mr. Taylor's extensive experience and real estate relationships over the past two decades.

•	June, 2012 - Federal Realty rang The Closing Bell at the New York Stock Exchange (NYSE) to commemorate the Trust's 50th Anniversary.

Conference Call Information
Federal Realty's management team will present an in-depth discussion of the Trust's operating performance on its second quarter 2012 earnings conference call, which is scheduled for August 2, 2012, at 11 a.m. Eastern Daylight Time. To participate, please call (866) 362-4831 five to ten minutes prior to the call start time and use the passcode FRT EARNINGS (required). Federal Realty will also provide an online webcast on the Company's website, www.federalrealty.com, which will remain available for 30 days following the call. A telephone recording of the call will also be available through September 2, 2012, by dialing (888) 286-8010 and using the passcode 72503331.

About Federal Realty
In 2012, Federal Realty celebrates 50 years of being a proven leader in the ownership, operation, and redevelopment of high quality retail real estate in the country's best markets. Federal Realty's portfolio (excluding joint venture properties) contains approximately 19.2 million square feet located primarily in strategically selected metropolitan markets in the Northeast and Mid-Atlantic regions of the United States, and California. In addition, the Trust has an ownership interest in approximately 1.0 million square feet of retail space through a joint venture in which the Trust has a 30% interest. Our operating portfolio (excluding joint venture properties) was 94.2% leased to national, regional, and local retailers as of June 30, 2012, with no single tenant accounting for more than 2.5% of annualized base rent. Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 45 consecutive years, the longest record in the REIT industry. Federal Realty is an S&P MidCap 400 company and its shares are traded on the NYSE under the

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
SECOND QUARTER 2012 OPERATING RESULTS
August 1, 2012

symbol FRT. For more information, please visit www.federalrealty.com.

Safe Harbor Language
Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 16, 2012, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovations may cost more, take more time to complete, or fail to perform as expected;

•
risks that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 16, 2012.

Federal Realty Investment Trust
Summarized Income Statements
June 30, 2012
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(in thousands, except per share data)
	(unaudited)
Revenue
Rental income	$141,796	$133,000	$282,457	$267,438
Other property income	4,478	2,146	8,840	4,236
Mortgage interest income	1,286	1,134	2,552	2,255
Total revenue	147,560	136,280	293,849	273,929
Expenses
Rental expenses	26,906	25,133	53,016	54,535
Real estate taxes	16,537	15,547	32,594	30,954
General and administrative	7,139	6,395	14,143	12,446
Depreciation and amortization	35,199	31,871	71,770	62,287
Total operating expenses	85,781	78,946	171,523	160,222
Operating income	61,779	57,334	122,326	113,707
Other interest income	112	20	319	35
Interest expense	(28,733)	(23,905)	(57,526)	(48,949)
Early extinguishment of debt	—	—	—	296
Income from real estate partnerships	438	444	739	767
Income from continuing operations	33,596	33,893	65,858	65,856
Discontinued operations
Discontinued operations - income	—	509	—	930
Discontinued operations - gain on deconsolidation of VIE	—	2,026	—	2,026
Discontinued operations - gain on sale of real estate	—	43	—	43
Results from discontinued operations	—	2,578	—	2,999
Income before gain on sale of real estate	33,596	36,471	65,858	68,855
Gain on sale of real estate in real estate partnership	—	—	11,860	—
Net income	33,596	36,471	77,718	68,855
Net income attributable to noncontrolling interests	(993)	(1,714)	(2,129)	(2,912)
Net income attributable to the Trust	32,603	34,757	75,589	65,943
Dividends on preferred shares	(135)	(135)	(271)	(271)
Net income available for common shareholders	$32,468	$34,622	$75,318	$65,672

EARNINGS PER COMMON SHARE, BASIC
Continuing operations	$0.51	$0.51	$0.99	$1.01
Discontinued operations	—	0.04	—	0.05
Gain on sale of real estate	—	—	0.19	—
	$0.51	$0.55	$1.18	$1.06

Weighted average number of common shares, basic	63,700	62,214	63,556	61,844

EARNINGS PER COMMON SHARE, DILUTED
Continuing operations	$0.51	$0.51	$0.99	$1.00
Discontinued operations	—	0.04	—	0.05
Gain on sale of real estate	—	—	0.19	—
	$0.51	$0.55	$1.18	$1.05

Weighted average number of common shares, diluted	63,880	62,391	63,732	62,012

Federal Realty Investment Trust
Summarized Balance Sheets
June 30, 2012
	June 30,	December 31,
	2012	2011
	(in thousands)
	(unaudited)
ASSETS
Real estate, at cost
Operating (including $263,631 and $263,570 of consolidated variable interest entities, respectively)	$4,264,527	$4,232,608
Construction-in-progress	211,725	193,836
	4,476,252	4,426,444
Less accumulated depreciation and amortization (including $8,497 and $4,991 of consolidated variable interest entities, respectively)	(1,169,278)	(1,127,588)
Net real estate	3,306,974	3,298,856
Cash and cash equivalents	82,774	67,806
Accounts and notes receivable, net	76,601	75,921
Mortgage notes receivable, net	55,887	55,967
Investment in real estate partnership	34,055	34,352
Prepaid expenses and other assets	124,638	133,308
TOTAL ASSETS	$3,680,929	$3,666,210

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Mortgages and capital lease obligations (including $206,506 and $207,683 of consolidated variable interest entities, respectively)	$805,700	$810,616
Notes payable	300,089	295,159
Senior notes and debentures	1,004,532	1,004,635
Accounts payable and other liabilities	222,292	229,871
Total liabilities	2,332,613	2,340,281
Redeemable noncontrolling interests	81,858	85,325
Shareholders' equity
Preferred shares	9,997	9,997
Common shares and other shareholders' equity	1,232,084	1,206,095
Total shareholders' equity of the Trust	1,242,081	1,216,092
Noncontrolling interests	24,377	24,512
Total shareholders' equity	1,266,458	1,240,604
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$3,680,929	$3,666,210

Federal Realty Investment Trust
Funds From Operations / Summary of Capital Expenditures
June 30, 2012
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	$33,596	$36,471	$77,718	$68,855
Net income attributable to noncontrolling interests	(993)	(1,714)	(2,129)	(2,912)
Gain on sale of real estate	—	(43)	—	(43)
Gain on sale of real estate in real estate partnership	—	—	(11,860)	—
Gain on deconsolidation of VIE	—	(2,026)	—	(2,026)
Depreciation and amortization of real estate assets	31,357	28,463	63,772	56,052
Amortization of initial direct costs of leases	2,670	2,813	5,606	5,053
Depreciation of joint venture real estate assets	375	431	756	858
Funds from operations	67,005	64,395	133,863	125,837
Dividends on preferred shares	(135)	(135)	(271)	(271)
Income attributable to operating partnership units	224	241	471	484
Income attributable to unvested shares	(316)	(228)	(631)	(508)
FFO	$66,778	$64,273	$133,432	$125,542
FFO per diluted share	$1.04	$1.02	$2.08	$2.01
Weighted average number of common shares, diluted	64,204	62,752	64,074	62,373

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$29,422	$16,491	$47,461	$34,656
Tenant improvements and incentives	8,223	8,257	14,811	14,118
Total non-maintenance capital expenditures	37,645	24,748	62,272	48,774
Maintenance capital expenditures	2,771	3,967	6,727	6,568
Total capital expenditures	$40,416	$28,715	$68,999	$55,342

Dividends and Payout Ratios
Regular common dividends declared	$44,225	$42,010	$88,318	$83,679

Dividend payout ratio as a percentage of FFO	66%	65%	66%	67%

Notes:
1)    See Glossary of Terms.

Federal Realty Investment Trust
Market Data
June 30, 2012
	June 30,
	2012	2011
	(in thousands, except per share data)
Market Data
Common shares outstanding (1)	64,100	62,798
Market price per common share	$104.09	$85.18
Common equity market capitalization	$6,672,169	$5,349,134

Series 1 preferred shares outstanding (2)	400	400
Liquidation price per Series 1 preferred share	$25.00	$25.00
Series 1 preferred equity market capitalization	$10,000	$10,000

Equity market capitalization	$6,682,169	$5,359,134

Total debt (3)	2,110,321	1,760,292

Total market capitalization	$8,792,490	$7,119,426

Total debt to market capitalization at then current market price	24%	25%

Total debt to market capitalization at constant common share price of $85.18	28%	25%

Fixed rate debt ratio:
Fixed rate debt and capital lease obligations (4)	100%	89%
Variable rate debt	<1%	11%
	100%	100%
Notes:

1)	Amounts do not include 324,140 and 360,314 Operating Partnership Units outstanding at June 30, 2012 and 2011, respectively.

2)	These shares, issued March 8, 2007, are unregistered.

3)
Total debt includes capital leases, mortgages payable, notes payable, senior notes and debentures, net of premiums and discounts from our consolidated balance sheet. It does not include $17.2 million at June 30, 2012 and 2011, which is the Trust's 30% share of the total mortgages payable of $57.3 million and $57.5 million at June 30, 2012 and 2011, respectively, of the partnership with a discretionary fund created and advised by ING Clarion Partners.

4)	Fixed rate debt includes our $275.0 million term loan as the rate is effectively fixed by two interest rate swap agreements.

Federal Realty Investment Trust
Components of Rental Income
June 30, 2012
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(in thousands)
Minimum rents
Retail and commercial (1)	$104,455	$98,232	$207,590	$194,968
Residential (2)	6,941	5,687	13,351	11,212
Cost reimbursements	26,475	25,539	53,432	54,369
Percentage rent	1,543	1,530	3,500	2,925
Other	2,382	2,012	4,584	3,964
Total rental income	$141,796	$133,000	$282,457	$267,438

Notes:

1)
Minimum rents include $1.5 million and $1.3 million for the three months ended June 30, 2012 and 2011, and $2.1 million and $2.3 million for the six months ended June 30, 2012 and 2011, respectively, to recognize minimum rents on a straight-line basis. In addition, minimum rents include $0.3 million and $0.4 million for the three months ended June 30, 2012 and 2011, and $0.5 million and $0.7 million for the six months ended June 30, 2012 and 2011, respectively, to recognize income from the amortization of in-place leases.

2)	Residential minimum rents consist of the rental amounts for residential units at Rollingwood Apartments, the Crest at Congressional Plaza Apartments, Santana Row and Bethesda Row.

Federal Realty Investment Trust
Summary of Outstanding Debt and Capital Lease Obligations
June 30, 2012
	As of June 30, 2012
	Stated maturity date	Stated interest rate	Balance	Weighted average effective rate (10)
			(in thousands)
Mortgages Payable (1)
Secured fixed rate
Bethesda Row	1/1/2013	5.37%	$19,993
Bethesda Row	2/1/2013	5.05%	3,939
White Marsh Plaza (2)	4/1/2013	6.04%	9,129
Crow Canyon	8/11/2013	5.40%	19,721
Idylwood Plaza	6/5/2014	7.50%	16,134
Leesburg Plaza	6/5/2014	7.50%	28,074
Loehmann's Plaza	6/5/2014	7.50%	36,303
Pentagon Row	6/5/2014	7.50%	52,114
Melville Mall (3)	9/1/2014	5.25%	21,936
THE AVENUE at White Marsh	1/1/2015	5.46%	55,978
Barracks Road	11/1/2015	7.95%	38,542
Hauppauge	11/1/2015	7.95%	14,529
Lawrence Park	11/1/2015	7.95%	27,319
Wildwood	11/1/2015	7.95%	24,013
Wynnewood	11/1/2015	7.95%	27,841
Brick Plaza	11/1/2015	7.42%	28,401
Plaza El Segundo	8/5/2017	6.33%	175,000
Rollingwood Apartments	5/1/2019	5.54%	23,066
Shoppers' World	1/31/2021	5.91%	5,366
Montrose Crossing	1/10/2022	4.20%	79,440
Mount Vernon (4)	4/15/2028	5.66%	10,355
Chelsea	1/15/2031	5.36%	7,541
Subtotal			724,734
Net unamortized premium			9,263
Total mortgages payable			733,997	6.23%

Notes payable
Unsecured fixed rate
Various (5)	Various through 2027	5.58%	15,689
Term loan (6)	11/21/2018	LIBOR + 1.45%	275,000
Unsecured variable rate
Revolving credit facility (7)	7/6/2015	LIBOR + 1.15%	—
Escondido (municipal bonds) (8)	10/1/2016	0.20%	9,400
Total notes payable			300,089	3.40%	(11)

Senior notes and debentures
Unsecured fixed rate
6.00% notes (9)	7/15/2012	6.00%	175,000
5.40% notes	12/1/2013	5.40%	135,000
5.95% notes	8/15/2014	5.95%	150,000
5.65% notes	6/1/2016	5.65%	125,000
6.20% notes	1/15/2017	6.20%	200,000
5.90% notes	4/1/2020	5.90%	150,000
7.48% debentures	8/15/2026	7.48%	29,200
6.82% medium term notes	8/1/2027	6.82%	40,000
Subtotal			1,004,200
Net unamortized premium			332
Total senior notes and debentures			1,004,532	6.05%

Capital lease obligations
Various	Various through 2106	Various	71,703	8.05%
Total debt and capital lease obligations			$2,110,321

Total fixed rate debt and capital lease obligations	$2,100,921	100%	5.82%
Total variable rate debt	9,400	<1%	1.79%	(11)
Total debt and capital lease obligations	$2,110,321	100%	5.80%	(11)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2012		2011		2012		2011
Operational Statistics
Ratio of EBITDA to combined fixed charges and preferred share dividends (12)	3.08	x	3.54	x	3.27	x	3.41	x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (12)	3.08	x	3.46	x	3.08	x	3.37	x

Notes:

1)	Mortgages payable do not include our 30% share ($17.2 million) of the $57.3 million debt of the partnership with a discretionary fund created and advised by ING Clarion Partners.

2)
The interest rate of 6.04% represents the weighted average interest rate for two mortgage loans secured by this property. The loan balance represents an interest only loan of $4.4 million at a stated rate of 6.18% and the remaining balance at a stated rate of 5.96%.

3)
We acquired control of Melville Mall through a 20-year master lease and secondary financing. Because we control the activities that most significantly impact this property and retain substantially all of the economic benefit and risk associated with it, this property is consolidated and the mortgage loan is reflected on the balance sheet, though it is not our legal obligation.

4)	The lender has the option to call the loan on April 15, 2013 or any time thereafter, however, we can prepay the loan at any time after October 14, 2012 at par.

5)	The interest rate of 5.58% represents the weighted average interest rate for ten unsecured fixed rate notes payable. These notes mature from November 1, 2012 to June 27, 2027.

6)
We entered into two interest rate swap agreements to fix the variable rate portion of our $275.0 million term loan at 1.72% from December 1, 2011 through November 1, 2018. The swap agreements effectively fix the rate on the term loan at 3.17% and thus, the loan is included in fixed rate debt.

7)	No amount was drawn under our revolving credit facility during the six months ended June 30, 2012.

8)
The bonds require monthly interest only payments through maturity. The bonds bear interest at a variable rate determined weekly, which would enable the bonds to be remarketed at 100% of their principal amount. The property is not encumbered by a lien.

9)	These notes were repaid on their maturity date. On July 19, 2012, we issued $250.0 million of fixed rate senior notes that mature on August 1, 2022 and bear interest at 3.00%.

10)	The weighted average effective interest rate includes the amortization of any deferred financing fees, discounts and premiums, if applicable, except as described in Note 11.

11)
The weighted average effective interest rate excludes $0.5 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility which had no balance on June 30, 2012. In addition, the weighted average effective interest rate is calculated using the fixed rate on our term loan of 3.17% as the result of the interest rate swap agreements discussed in Note 6. The term loan is included in fixed rate debt.

12)
Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount/premium and debt costs and the portion of rent expense representing an interest factor. Fixed charges for the six months ended June 30, 2011 include $0.3 million of income from early extinguishment of debt due to the write-off of the unamortized debt premium net of a 3% prepayment premium and unamortized debt fees related to the payoff of our mortgage loan on Tower Shops prior to its contractual prepayment date. Adjusted EBITDA is reconciled to net income in the Glossary of Terms.

Federal Realty Investment Trust
Summary of Debt Maturities
June 30, 2012
Year	Scheduled Amortization	Maturities		Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing	Weighted Average Rate (5)
	(in thousands)
2012	$5,941	$185,000	(1)	$190,941		9.1%	9.1%	5.8%
2013	11,865	196,893	(2)	208,758		9.9%	19.0%	5.5%
2014	10,201	297,864		308,065		14.7%	33.7%	6.9%
2015	6,796	198,391	(3)	205,187		9.8%	43.5%	7.3%	(6)
2016	2,797	134,400		137,197		6.5%	50.0%	5.5%
2017	2,959	375,000		377,959		18.0%	68.0%	5.6%
2018	3,119	275,000		278,119		13.2%	81.2%	3.3%
2019	2,943	20,160		23,103		1.1%	82.3%	5.7%
2020	2,922	150,000		152,922		7.3%	89.6%	6.0%
2021	2,816	3,625		6,441		0.3%	89.9%	6.1%
Thereafter	24,205	187,829		212,034		10.1%	100.0%	6.5%
Total	$76,564	$2,024,162		$2,100,726	(4)	100.0%
Notes:

1)
On July 16, 2012, we repaid our $175.0 million 6.00% senior notes on their maturity date. In addition on July 19, 2012, we issued $250.0 million of fixed rate senior notes that mature on August 1, 2022 and bear interest at 3.00%.

2)
Includes the repayment of the outstanding mortgage payable balance on Mount Vernon. The lender has the option to call the loan on April 15, 2013 or any time thereafter, however, we can prepay the loan at any time after October 14, 2012 at par.

3)	Our $400.0 million unsecured revolving credit facility matures on July 6, 2015, subject to a one-year extension at our option. As of June 30, 2012, there was $0 drawn under this credit facility.

4)
The total debt maturities differs from the total reported on the consolidated balance sheet due to the unamortized net discount or premium on certain mortgage loans, senior notes and debentures as of June 30, 2012.

5)	The weighted average rate reflects the weighted average interest rate on debt maturing in the respective year.

6)	The weighted average rate excludes $0.5 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility.

Federal Realty Investment Trust
Summary of Development and Redevelopment Opportunities
June 30, 2012

The following development and redevelopment opportunities have received or will shortly receive all necessary approvals to proceed and are actively being worked on by the Trust (1) ($ millions)
Property	Location	Opportunity	Redevelopment/Development	Projected ROI (2)	Projected Cost (1)	Cost to Date	Anticipated Stabilization (3)
Active projects which are expected to stabilize in 2012 and beyond
Westgate Mall	San Jose, CA	Façade and interior mall renovation, addition of food court and pad site	R	9%	$20	$2	2014/2015
Chelsea Commons	Chelsea, MA	Ground up development of a 56 unit apartment building with above grade parking	D	8%	$12	$0	2013
Shops at Willow Lawn	Richmond, VA	Demo interior mall, relocate mall tenants, construct new exterior GLA, new pad buildings, and gas station	R	10%	$10	$7	2012
Bala Cynwyd	Bala Cynwyd, PA	Construction of two retail pad buildings	D	12%	$6	$6	2012
Shoppers' World	Charlottesville, VA	Renovate canopy and reconfigure anchor spaces to accommodate new tenants	R	10%	$6	$1	2013
Fresh Meadows	Queens, NY	Conversion of 2nd floor office space for new sporting goods retailer.	R	9%	$4	$4	2012

Mixed Use Projects
Pike & Rose (Mid-Pike) (5)	Rockville, MD	Ground up mixed use development on site of existing Mid-Pike Shopping Center. Phase I of development involves demolition of roughly 25% of existing GLA, and construction of 493 residential units, 151,000 square feet of retail, and 79,000 square feet of office space.	D	8% - 9%	$245 - $255	$17	2015/2016
Assembly Row - Phase I (5)	Somerville, MA	Ground up mixed use development. Initial phase consists of 575 residential units (by AvalonBay) and 323,000 square feet of retail space (including restaurant pad site). A new Orange Line T-Stop will also be constructed by Massachusetts Bay Transit Authority, as part of Phase I.	D	5% - 7%	$145 - $160	$25	2015
Santana Row - Lot 8B	San Jose, CA	Ground up development of a 5-story rental apartment building, which will include 212 residential units and associated parking.	D	7% - 8%	$70 - $75	$7	2014
Santana Row - Lot 6B	San Jose, CA	108 unit residential building	D	9%	$35	$34	2012
Total: Mixed Use Projects Anticipated to Stabilize in 2012 and beyond (4)				7% - 8%	$553 - $584	$103

Notes:

1)
There is no guaranty that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management's best estimate based on current information and may change over time.

2)
Projected ROI for redevelopment projects generally reflects only the deal specific cash, unleveraged Incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management's estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI for development projects reflects the deal specific cash, unleveraged Property Operating Income (POI) generated by the development and is calculated as POI divided by cost. Projected ROI for development and redevelopment projects does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.

3)	Stabilization is the year in which 95% occupancy of the redeveloped space is achieved.

4)	All subtotals and totals reflect cost weighted-average ROIs.

5)	Projected costs include an allocation of infrastructure costs for future phases.

Federal Realty Investment Trust
Future Development Opportunities
June 30, 2012

We have identified the following potential opportunities to create future shareholder value. Executing these opportunities could be subject to government approvals, tenant consents, market conditions, etc. Work on many of these new opportunities is in its preliminary stages and may not ultimately come to fruition. This list will change from time to time as we identify hurdles that cannot be overcome in the near term, and focus on those opportunities that are most likely to lead to the creation of shareholder value over time.

Pad Site Opportunities - Opportunities to add both single tenant and multi-tenant stand alone pad buildings at existing retail properties. Many of these opportunities are "by right" and construction is awaiting appropriate retailer demand.

	THE AVENUE at White Marsh	Baltimore, MD	Flourtown	Flourtown, PA
	Brick Plaza	Brick, NJ	Melville Mall	Huntington, NY
	Congressional Plaza	Rockville, MD	Mercer Mall	Lawrenceville, NJ
	Dedham Plaza	Dedham, MA	Troy	Parsippany, NJ
	Escondido	Escondido, CA	Wildwood	Bethesda, MD
	Federal Plaza	Rockville, MD

Property Expansion or Conversion - Opportunities at successful retail properties to convert previously underutilized land into new GLA and to convert other existing uses into additional retail GLA.
	Fresh Meadows	Queens, NY	Plaza El Segundo (Land)	El Segundo, CA
	Hollywood Blvd	Hollywood, CA	Third Street Promenade	Santa Monica, CA
	Montrose Crossing	Rockville, MD	Tower Shops	Davie, FL
	Pentagon Row	Arlington, VA	Wildwood	Bethesda, MD

Residential Opportunities - Opportunity to add residential units to existing retail and mixed-use properties.
	Barracks Road	Charlottesville, VA	Village of Shirlington	Arlington, VA
	Del Mar Village	Boca Raton, FL

Longer Term Mixed-Use Opportunities
	Assembly Row (1)	Somerville, MA	Pike 7	Vienna, VA
	Bala Cynwyd	Bala Cynwyd, PA	Pike & Rose (Mid-Pike) (2)	Rockville, MD
	Forest Hills	Forest Hills, NY	Santana Row (3)	San Jose, CA

Notes:
(1)	Assembly Row	Remaining entitlements after Phase 1 include 2 million square feet of commercial-use buildings, 1,525 residential units, and a 200 room hotel.
(2)	Pike & Rose (Mid-Pike)	Remaining entitlements after Phase 1 include 1.5 million square feet of commercial-use buildings, and 1,090 residential units.
(3)	Santana Row	Current remaining entitlements for this property include 348 residential units and 200,000 square feet of commercial space for retail and office.

Federal Realty Investment Trust
Real Estate Status Report
June 30, 2012
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
Washington Metropolitan Area
Bethesda Row		Washington, DC-MD-VA	1993-2006/2008/2010	$215,971	$23,932	533,000	94%	40,000	Giant Food	Landmark Theater / Apple Computer / Barnes & Noble
Congressional Plaza	(4)	Washington, DC-MD-VA	1965	73,741		328,000	100%	25,000	Fresh Market	Buy Buy Baby / Container Store / Last Call Studio by Neiman Marcus
Courthouse Center		Washington, DC-MD-VA	1997	4,656		36,000	90%
Falls Plaza/Falls Plaza-East		Washington, DC-MD-VA	1967-1972	12,632		144,000	100%	51,000	Giant Food	CVS / Staples
Federal Plaza		Washington, DC-MD-VA	1989	63,245		248,000	96%	14,000	Trader Joe's	TJ Maxx / Micro Center / Ross Dress For Less
Friendship Center		Washington, DC-MD-VA	2001	35,383		119,000	100%			Maggiano's / Nordstrom Rack
Gaithersburg Square		Washington, DC-MD-VA	1993	25,220		207,000	79%			Bed, Bath & Beyond / Ross Dress For Less
Idylwood Plaza		Washington, DC-MD-VA	1994	16,492	16,134	73,000	100%	30,000	Whole Foods
Laurel		Washington, DC-MD-VA	1986	50,525		388,000	84%	61,000	Giant Food	L.A. Fitness / Marshalls
Leesburg Plaza		Washington, DC-MD-VA	1998	35,213	28,074	236,000	98%	55,000	Giant Food	Petsmart / Pier 1 Imports / Office Depot
Loehmann's Plaza		Washington, DC-MD-VA	1983	33,011	36,303	259,000	95%	58,000	Giant Food	L.A. Fitness / Loehmann's Dress Shop
Mid-Pike Plaza		Washington, DC-MD-VA	1982/2007	50,844		188,000	74%			Toys R Us / L.A. Fitness
Montrose Crossing	(4)	Washington, DC-MD-VA	2011	140,584	79,440	357,000	100%	73,000	Giant Food	Marshalls / Sports Authority / Barnes & Noble / A.C. Moore
Mount Vernon/South Valley/7770 Richmond Hwy	(5)	Washington, DC-MD-VA	2003-2006	78,870	10,355	572,000	94%	62,000	Shoppers Food Warehouse	Bed, Bath & Beyond / Michaels / Home Depot / TJ Maxx / Gold's Gym / Staples
Old Keene Mill		Washington, DC-MD-VA	1976	6,461		92,000	100%	24,000	Whole Foods	Walgreens
Pan Am		Washington, DC-MD-VA	1993	28,550		227,000	99%	63,000	Safeway	Micro Center / Michaels
Pentagon Row		Washington, DC-MD-VA	1998/2010	88,976	52,114	296,000	99%	45,000	Harris Teeter	L.A. Fitness / Bed, Bath & Beyond / DSW
Pike 7		Washington, DC-MD-VA	1997	35,749		164,000	100%			DSW / Staples / TJ Maxx
Quince Orchard		Washington, DC-MD-VA	1993	24,495		248,000	75%	24,000	Magruders	Staples
Rockville Town Square	(3)	Washington, DC-MD-VA	2006-2007	47,791	4,545	181,000	96%			CVS / Gold's Gym
Rollingwood Apartments		Washington, DC-MD-VA	1971	8,863	23,066	N/A	97%
Sam's Park & Shop		Washington, DC-MD-VA	1995	12,843		49,000	100%			Petco
Tower		Washington, DC-MD-VA	1998	21,136		112,000	87%			Talbots
Tyson's Station		Washington, DC-MD-VA	1978	4,041		49,000	96%	11,000	Trader Joe's
Village at Shirlington	(3)	Washington, DC-MD-VA	1995	57,095	6,384	261,000	97%	28,000	Harris Teeter	AMC Loews / Carlyle Grand Café
Wildwood		Washington, DC-MD-VA	1969	18,189	24,013	84,000	96%	20,000	Balducci's	CVS
		Total Washington Metropolitan Area		1,190,576		5,451,000	93%
Philadelphia Metropolitan Area
Andorra		Philadelphia, PA-NJ	1988	25,159		267,000	96%	24,000	Acme Markets	Kohl's / Staples / L.A. Fitness
Bala Cynwyd		Philadelphia, PA-NJ	1993	39,225		292,000	98%	45,000	Acme Markets	Lord & Taylor / L.A. Fitness / Michaels
Ellisburg Circle		Philadelphia, PA-NJ	1992	31,210		267,000	94%	47,000	Genuardi's	Buy Buy Baby / Stein Mart
Flourtown		Philadelphia, PA-NJ	1980	16,057		166,000	48%	42,000	Genuardi's
Langhorne Square		Philadelphia, PA-NJ	1985	20,353		219,000	93%	55,000	Redner's Warehouse Mkts.	Marshalls
Lawrence Park		Philadelphia, PA-NJ	1980	30,853	27,319	353,000	97%	53,000	Acme Markets	Kaplan Career Institute / TJ Maxx / HomeGoods
Northeast		Philadelphia, PA-NJ	1983	23,571		288,000	94%			Burlington Coat Factory / Home Gallery / Marshalls
Town Center of New Britain		Philadelphia, PA-NJ	2006	14,473		124,000	87%	36,000	Giant Food	Rite Aid
Willow Grove		Philadelphia, PA-NJ	1984	28,871		212,000	98%			HomeGoods / Marshalls / Barnes & Noble
Wynnewood		Philadelphia, PA-NJ	1996	36,678	27,841	252,000	86%	98,000	Genuardi's	Bed, Bath & Beyond / Old Navy
		Total Philadelphia Metropolitan Area		266,450		2,440,000	91%
California
Colorado Blvd		Los Angeles-Long Beach, CA	1996-1998	17,526		69,000	100%			Pottery Barn / Banana Republic
Crow Canyon		San Ramon, CA	2005-2007	70,145	19,721	242,000	91%	58,000	Lucky	Loehmann's Dress Shop / Rite Aid

Federal Realty Investment Trust
Real Estate Status Report
June 30, 2012
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
Escondido	(4)	San Diego, CA	1996/2010	44,996		298,000	96%			TJ Maxx / Toys R Us / Dick’s Sporting Goods / Ross Dress For Less
Fifth Ave		San Diego, CA	1996	6,056		17,000	100%			Urban Outfitters
Hermosa Ave		Los Angeles-Long Beach, CA	1997	5,499		22,000	100%
Hollywood Blvd	(4)	Los Angeles-Long Beach, CA	1999	37,836		140,000	91%	15,000	Fresh & Easy	DSW / L.A. Fitness
Kings Court	(5)	San Jose, CA	1998	11,678		79,000	94%	25,000	Lunardi's Super Market	CVS
Old Town Center		San Jose, CA	1997	36,105		96,000	76%			Anthropologie / Banana Republic / Gap
Plaza El Segundo	(4)(6)	Los Angeles-Long Beach, CA	2011	211,536	175,000	381,000	99%	66,000	Whole Foods	Anthropologie / Best Buy / Container Store / Dick's Sporting Goods / H&M / HomeGoods
Santana Row		San Jose, CA	1997	592,422		647,000	99%			Crate & Barrel / Container Store / Best Buy / CineArts Theatre / Hotel Valencia
Third St Promenade		Los Angeles-Long Beach, CA	1996-2000	78,742		208,000	98%			J. Crew / Banana Republic / Old Navy / Abercrombie & Fitch
Westgate		San Jose, CA	2004	120,702		640,000	94%			Target / Burlington Coat Factory / Ross Dress For Less / Michaels / Nordstrom Rack
150 Post Street		San Francisco, CA	1997	37,806		102,000	99%			Brooks Brothers / H & M
		Total California		1,271,049		2,941,000	96%
New York / New Jersey
Brick Plaza		Monmouth-Ocean, NJ	1989	61,110	28,401	414,000	91%	66,000	A&P	AMC Loews / Barnes & Noble / Sports Authority
Forest Hills		New York, NY	1997	8,229		48,000	100%			Midway Theatre
Fresh Meadows		New York, NY	1997	76,840		406,000	98%			AMC Loews / Kohl's / Modell's
Hauppauge		Nassau-Suffolk, NY	1998	28,046	14,529	133,000	100%	61,000	Shop Rite	AC Moore
Huntington		Nassau-Suffolk, NY	1988/2007	40,857		278,000	98%			Buy Buy Baby / Bed, Bath & Beyond / Michaels
Huntington Square		Nassau-Suffolk, NY	2010	10,662		74,000	93%			Barnes & Noble
Melville Mall	(8)	Nassau-Suffolk, NY	2006	68,974	21,936	247,000	100%	54,000	Waldbaum's	Dick’s Sporting Goods / Kohl's / Marshalls
Mercer Mall	(3)	Trenton, NJ	2003	109,683	55,867	500,000	96%	75,000	Shop Rite	Bed, Bath & Beyond / DSW / TJ Maxx / Raymour & Flanigan
Troy		Newark, NJ	1980	29,149		207,000	99%	64,000	Pathmark	L.A. Fitness
		Total New York / New Jersey		433,550		2,307,000	97%
New England
Assembly Square Marketplace/Assembly Row		Boston-Cambridge-Quincy, MA-NH	2005-2011	242,450		332,000	100%			AC Moore / Bed, Bath & Beyond / Christmas Tree Shops / Kmart / Staples / Sports Authority / TJ Maxx
Chelsea Commons		Boston-Cambridge-Quincy, MA-NH	2006-2008	30,405	7,541	222,000	100%	16,000	Sav-A-Lot	Home Depot / Planet Fitness
Dedham Plaza		Boston-Cambridge-Quincy, MA-NH	1993	33,493		243,000	94%	80,000	Star Market
Linden Square		Boston-Cambridge-Quincy, MA-NH	2006	146,473		224,000	93%	50,000	Roche Bros.	CVS
North Dartmouth		Boston-Cambridge-Quincy, MA-NH	2006	9,368		48,000	100%	48,000	Stop & Shop
Queen Anne Plaza		Boston-Cambridge-Quincy, MA-NH	1994	15,748		149,000	94%	50,000	Hannaford	TJ Maxx / HomeGoods
Saugus Plaza		Boston-Cambridge-Quincy, MA-NH	1996	14,641		170,000	96%	55,000	Super Stop & Shop	Kmart
		Total New England		492,578		1,388,000	97%
Baltimore
Governor Plaza		Baltimore, MD	1985	26,494		267,000	100%	16,500	Aldi	L.A. Fitness / Dick’s Sporting Goods
Perring Plaza		Baltimore, MD	1985	28,147		395,000	87%	58,000	Shoppers Food Warehouse	Home Depot / Burlington Coat Factory / Jo-Ann Stores
THE AVENUE at White Marsh	(5)	Baltimore, MD	2007	96,508	55,978	297,000	99%			AMC Loews / Old Navy / Barnes & Noble / AC Moore

Federal Realty Investment Trust
Real Estate Status Report
June 30, 2012
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
The Shoppes at Nottingham Square		Baltimore, MD	2007	17,326		32,000	100%
White Marsh Plaza		Baltimore, MD	2007	25,030	9,129	80,000	100%	54,000	Giant Food
White Marsh Other		Baltimore, MD	2007	36,190		70,000	94%
		Total Baltimore		229,695		1,141,000	95%
Chicago
Crossroads		Chicago, IL	1993	30,881		168,000	96%			Golfsmith / Guitar Center / L.A. Fitness
Finley Square		Chicago, IL	1995	32,484		315,000	99%			Bed, Bath & Beyond / Buy Buy Baby / Petsmart
Garden Market		Chicago, IL	1994	12,413		140,000	95%	63,000	Dominick's	Walgreens
North Lake Commons		Chicago, IL	1994	14,204		129,000	89%	77,000	Dominick's
		Total Chicago		89,982		752,000	96%
South Florida
Courtyard Shops		Miami-Ft Lauderdale	2008	40,116		130,000	87%	49,000	Publix
Del Mar Village		Miami-Ft Lauderdale	2008	55,655		179,000	88%	44,000	Winn Dixie	CVS
Tower Shops		Miami-Ft Lauderdale	2011	73,181		368,000	91%			Best Buy / DSW / Old Navy / Ross Dress For Less / TJ Maxx
		Total South Florida		168,952		677,000	89%
Other
Barracks Road		Charlottesville, VA	1985	54,803	38,542	487,000	99%	99,000	Harris Teeter / Kroger	Anthropologie / Bed, Bath & Beyond / Barnes & Noble / Old Navy / Michaels / Ulta
Bristol Plaza		Hartford, CT	1995	28,231		267,000	95%	74,000	Stop & Shop	TJ Maxx
Eastgate		Raleigh-Durham-Chapel Hill, NC	1986	26,575		153,000	100%	13,000	Trader Joe's	Stein Mart
Gratiot Plaza		Detroit, MI	1973	19,004		217,000	99%	69,000	Kroger	Bed, Bath & Beyond / Best Buy / DSW
Greenwich Avenue		New Haven-Bridgeport-Stamford-Waterbury	1995	13,970		36,000	100%			Saks Fifth Avenue
Houston St		San Antonio, TX	1998	65,641		183,000	90%			Hotel Valencia / Walgreens
Lancaster	(7)	Lancaster, PA	1980	12,889	4,907	127,000	94%	75,000	Giant Food	Michaels
Shoppers' World		Charlottesville, VA	2007	32,905	5,366	169,000	72%			Staples
Shops at Willow Lawn		Richmond-Petersburg, VA	1983	79,402		440,000	95%	66,000	Kroger	Old Navy / Staples / Ross Dress For Less
		Total Other		333,420		2,079,000	94%

Grand Total				$4,476,252	$796,437	19,176,000	94%

Notes:
(1)	The mortgage or capital lease obligations differ from the total reported on the consolidated balance sheet due to the unamortized discount or premium on certain mortgage payables.
(2)	Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(3)	Portion of property subject to capital lease obligation.
(4)	The Trust has a controlling financial interest in this property.
(5)
All or a portion of the property is owned in a "downreit" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.

(6)	Includes a 100% owned, 8.1 acre land parcel to be used for future development.
(7)	Property subject to capital lease obligation.
(8)
On October 16, 2006, the Trust acquired control of Melville Mall through a 20 year master lease and secondary financing. Since the Trust controls this property and retains substantially all of the economic benefit and risks associated with it, we consolidate this property and its operations.

Federal Realty Investment Trust
Retail Leasing Summary (1)
June 30, 2012

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
2nd Quarter 2012	106	100%	355,527	$36.08	$32.64	$1,222,494	11%	21%	6.9	$5,296,003	$14.90
1st Quarter 2012	92	100%	461,088	$31.66	$27.15	$2,081,753	17%	24%	7.2	$12,603,460	$27.33
4th Quarter 2011	74	100%	231,394	$32.81	$29.80	$697,168	10%	22%	6.7	$1,641,570	$7.09
3rd Quarter 2011	88	100%	353,309	$31.62	$29.24	$841,354	8%	18%	5.4	$3,932,532	$11.13
Total - 12 months	360	100%	1,401,318	$32.96	$29.51	$4,842,769	12%	22%	6.6	$23,473,565	$16.75

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
2nd Quarter 2012	43	41%	194,503	$33.08	$28.84	$825,333	15%	24%	8.7	$5,076,993	$26.10
1st Quarter 2012	43	47%	224,338	$34.23	$26.10	$1,824,154	31%	40%	9.2	$10,880,880	$48.50
4th Quarter 2011	27	36%	91,350	$32.04	$28.56	$318,442	12%	26%	8.8	$1,601,990	$17.54
3rd Quarter 2011	37	42%	161,822	$24.50	$24.22	$45,490	1%	10%	7.4	$3,846,699	$23.77
Total - 12 months	150	42%	672,013	$31.26	$26.77	$3,013,419	17%	27%	8.7	$21,406,562	$31.85

Renewal Lease Summary - Comparable (2) (7)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
2nd Quarter 2012	63	59%	161,024	$39.69	$37.23	$397,161	7%	18%	5.1	$219,010	$1.36
1st Quarter 2012	49	53%	236,750	$29.23	$28.14	$257,599	4%	10%	4.9	$1,722,580	$7.28
4th Quarter 2011	47	64%	140,044	$33.31	$30.60	$378,726	9%	20%	5.4	$39,580	$0.28
3rd Quarter 2011	51	58%	191,487	$37.64	$33.48	$795,864	12%	23%	4.3	$85,833	$0.45
Total - 12 months	210	58%	729,305	$34.53	$32.02	$1,829,350	8%	18%	4.9	$2,067,003	$2.83

Total Lease Summary - Comparable and Non-comparable (including deals signed for development projects) (2) (8)
Quarter					Number of Leases Signed	GLA Signed		Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
2nd Quarter 2012					111	368,795		$36.47	7.0	$6,058,163	$16.43
1st Quarter 2012					99	579,118		$32.36	9.2	$31,040,121	$53.60
4th Quarter 2011					82	254,557		$32.88	6.9	$2,921,575	$11.48
3rd Quarter 2011					92	384,627		$30.28	5.7	$8,075,369	$21.00
Total - 12 months					384	1,587,097		$32.90	7.5	$48,095,228	$30.30

Total Lease Summary - Comparable and Non-comparable (excluding deals signed for development projects) (2)
Quarter					Number of Leases Signed	GLA Signed		Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
2nd Quarter 2012					110	363,375		$36.34	7.0	$5,516,163	$15.18
1st Quarter 2012					97	472,501		$32.01	7.3	$13,008,316	$27.53
4th Quarter 2011					82	254,557		$32.88	6.9	$2,921,575	$11.48
3rd Quarter 2011					92	384,627		$30.28	5.7	$8,075,369	$21.00
Total - 12 months					381	1,475,060		$32.78	6.8	$29,521,423	$20.01

Notes:
(1) Leases on this report represent retail activity only; office and residential leases are not included.
(2) Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3) Contractual rent represents contractual minimum rent under the new lease for the first 12 months of the term.
(4) Prior rent represents minimum rent and percentage rent, if any, paid by the prior tenant in the final 12 months of the term.
(5) Weighted average is determined on the basis of square footage.
(6) See Glossary of Terms.
(7) Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.
(8) The economic terms of leases signed for development projects are also included in the overall project return and cost summary shown on the "Summary of Development and Redevelopment Opportunities."

Federal Realty Investment Trust
Lease Expirations
June 30, 2012

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2012	23,000	—%	$25.17	407,000	5%	$26.28	430,000	2%	$26.22
2013	734,000	7%	$17.16	922,000	12%	$31.49	1,657,000	9%	$25.12
2014	1,406,000	14%	$15.70	894,000	12%	$34.45	2,300,000	13%	$22.99
2015	879,000	9%	$14.52	991,000	13%	$32.14	1,869,000	11%	$23.87
2016	954,000	9%	$16.83	1,110,000	15%	$32.99	2,064,000	12%	$25.52
2017	1,483,000	14%	$15.91	1,026,000	14%	$33.79	2,509,000	14%	$23.22
2018	974,000	9%	$12.76	504,000	7%	$39.17	1,478,000	8%	$21.77
2019	586,000	6%	$18.48	335,000	5%	$31.46	920,000	5%	$23.23
2020	329,000	3%	$21.69	329,000	4%	$33.69	658,000	4%	$27.69
2021	544,000	5%	$20.35	384,000	5%	$38.18	929,000	5%	$27.70
Thereafter	2,424,000	23%	$16.83	609,000	8%	$39.64	3,033,000	17%	$21.41
Total (3)	10,336,000	100%	$16.44	7,511,000	100%	$33.80	17,847,000	100%	$23.74

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2012	23,000	—%	$25.17	291,000	4%	$26.36	314,000	2%	$26.27
2013	157,000	2%	$17.63	541,000	7%	$32.38	698,000	4%	$29.06
2014	166,000	2%	$12.16	561,000	7%	$35.78	727,000	4%	$30.39
2015	109,000	1%	$20.24	582,000	8%	$32.02	691,000	4%	$30.16
2016	163,000	2%	$15.44	542,000	7%	$35.01	704,000	4%	$30.53
2017	200,000	2%	$21.11	671,000	9%	$33.79	870,000	5%	$30.92
2018	336,000	3%	$14.47	452,000	6%	$38.58	788,000	4%	$28.30
2019	400,000	4%	$17.88	325,000	4%	$35.48	725,000	4%	$25.77
2020	159,000	2%	$27.80	363,000	5%	$32.29	523,000	3%	$30.86
2021	161,000	2%	$11.04	575,000	8%	$33.35	737,000	4%	$28.43
Thereafter	8,462,000	80%	$16.24	2,608,000	35%	$33.91	11,070,000	62%	$20.40
Total (3)	10,336,000	100%	$16.44	7,511,000	100%	$33.80	17,847,000	100%	$23.74

Notes:
(1)	Anchor is defined as a tenant leasing 15,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (cash-basis) rent as of June 30, 2012.
(3)	Represents occupied square footage as of June 30, 2012.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Portfolio Leased Statistics
June 30, 2012

Overall Portfolio Statistics (1)	As of June 30, 2012			As of June 30, 2011

Type	Size	Leased	Leased %	Size	Leased	Leased %

Retail Properties (2) (3) (sf)	19,176,000	18,066,000	94.2%	18,646,000	17,413,000	93.4%

Residential Properties (4) (units)	1,011	978	96.7%	903	885	98.0%

Same Center Statistics (1)	As of June 30, 2012			As of June 30, 2011

Type	Size	Leased	Leased %	Size	Leased	Leased %

Retail Properties (2) (5) (sf)	17,100,000	16,212,000	94.8%	17,151,000	16,105,000	93.9%

Residential Properties (4) (units)	903	870	96.3%	903	885	98.0%

Notes:
(1) See Glossary of Terms.
(2) Leasable square feet; excludes redevelopment square footage not yet placed in service.
(3) At June 30, 2012, leased percentage was 97.8% for anchor tenants and 89.6% for small shop tenants.
(4) Overall portfolio statistics at June 30, 2012 include Rollingwood Apartments, the Crest at Congressional Plaza Apartments, Santana Row (including 108 residential units at Santana Row 6B) and Bethesda Row. Same center and 2011 overall statistics exclude the 108 unit residential building at Santana Row that opened in October 2011.

(5) Excludes properties purchased, sold or under redevelopment.

Federal Realty Investment Trust
Summary of Top 25 Tenants
June 30, 2012

Rank	Tenant Name	Annualized Base Rent	Percentage of Total Annualized Base Rent (4)	Tenant GLA	Percentage of Total GLA (4)	Number of Stores Leased

1	Ahold USA, Inc.	$10,360,000	2.44%	680,000	3.55%	12
2	Bed, Bath & Beyond, Inc.	$10,342,000	2.44%	658,000	3.43%	15
3	TJX Companies	$9,515,000	2.25%	654,000	3.41%	19
4	L.A. Fitness International LLC	$8,572,000	2.02%	463,000	2.41%	12
5	Gap, Inc.	$7,779,000	1.84%	252,000	1.31%	14
6	CVS Corporation	$6,551,000	1.55%	205,000	1.07%	18
7	Safeway, Inc.	$5,523,000	1.30%	391,000	2.04%	7
8	Best Buy Stores, L.P.	$5,405,000	1.28%	188,000	0.98%	5
9	Barnes & Noble, Inc.	$5,035,000	1.19%	239,000	1.25%	9
10	Dick's Sporting Good Inc.	$4,328,000	1.02%	206,000	1.07%	5
11	DSW, Inc	$4,237,000	1.00%	150,000	0.78%	6
12	Staples, Inc.	$3,627,000	0.86%	187,000	0.98%	9
13	Ross Stores, Inc.	$3,591,000	0.85%	208,000	1.08%	7
14	OPNET Technologies, Inc.	$3,456,000	0.82%	83,000	0.43%	2
15	Whole Foods Market, Inc.	$3,425,000	0.81%	119,000	0.62%	3
16	Supervalu Inc. (Acme/Sav-A-Lot/Star Mkt/Shoppers Food)	$3,350,000	0.79%	338,000	1.76%	7
17	Container Store, Inc.	$3,336,000	0.79%	74,000	0.39%	3
18	PETsMART, Inc.	$3,176,000	0.75%	150,000	0.78%	6
19	Wells Fargo Bank, N.A.	$3,121,000	0.74%	51,000	0.27%	14
20	Kohl's Corporation	$3,110,000	0.73%	322,000	1.68%	3
21	Bank of America, N.A.	$3,025,000	0.71%	64,000	0.33%	19
22	Dress Barn, Inc.	$3,000,000	0.71%	127,000	0.66%	19
23	A.C. Moore, Inc.	$2,970,000	0.70%	161,000	0.84%	7
24	Michaels Stores, Inc.	$2,941,000	0.69%	214,000	1.12%	9
25	Home Depot, Inc.	$2,832,000	0.67%	335,000	1.75%	4
	Totals - Top 25 Tenants	$122,607,000	28.95%	6,519,000	33.99%	234

	Total: (1)	$423,747,000	(2)	19,176,000	(3)	2,477

Notes:
(1)	Does not include amounts related to leases these tenants have with our partnership with a discretionary fund created and advised by ING Clarion Partners.
(2)	Reflects aggregate, annualized in-place contractual (defined as cash-basis including adjustments for concessions) minimum rent for all occupied spaces as of June 30, 2012.
(3)	Excludes redevelopment square footage not yet placed in service.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Reconciliation of Net Income to FFO Guidance
June 30, 2012

	2012 Guidance
	(Dollars in millions except
	per share amounts) (1)
Funds from Operations available for common shareholders (FFO)
Net income	$154	$156
Net income attributable to noncontrolling interests	(5)	(5)
Gain on sale of real estate in real estate partnership	(12)	(12)
Depreciation and amortization of real estate & joint venture real estate assets	126	126
Amortization of initial direct costs of leases	12	12
Funds from operations	276	278
Dividends on preferred shares	(1)	(1)
Income attributable to operating partnership units	1	1
Income attributable to unvested shares	(1)	(1)
FFO	$275	$277

Weighted average number of common shares, diluted	64.3	64.3

FFO per diluted share	$4.27	$4.31

Note:
(1) - Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Real Estate Status & Debt Summary Report - 30% Owned Joint Venture
June 30, 2012
Property Name	MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation	Stated Interest Rate		Maturity Date	GLA	% Leased	Grocery Anchor GLA (1)	Grocery Anchor	Other Principal Tenants
			(in thousands)	(in thousands)
Washington Metropolitan Area
Barcroft Plaza	Washington, DC-MD-VA	2006-2007	$34,435	$20,785	5.99%	(2)(3)	7/1/2016	100,000	88%	46,000	Harris Teeter	Bank of America
Free State Shopping Center	Washington, DC-MD-VA	2007	66,566					279,000	86%	73,000	Giant Food	TJ Maxx / Ross Dress For Less / Office Depot
Plaza del Mercado	Washington, DC-MD-VA	2004	21,629	12,382	5.77%	(4)	7/5/2014	96,000	64%			CVS
	Total Washington Metropolitan Area		122,630					475,000	82%
New York / New Jersey
Greenlawn Plaza	Nassau-Suffolk, NY	2006	20,587	13,600	5.90%	(2)	7/1/2016	106,000	99%	46,000	Waldbaum's	Tuesday Morning
	Total New York / New Jersey		20,587					106,000	99%
New England
Atlantic Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	18,984	10,500	5.12%	(2)	12/1/2014	123,000	91%	64,000	Stop & Shop	Sears
Campus Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	22,649					117,000	97%	46,000	Roche Bros.	Burlington Coat Factory
Pleasant Shops	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	23,524					130,000	93%	38,000	Foodmaster	Marshalls
	Total New England		65,157					370,000	93%
Grand Totals			$208,374	$57,267				951,000	88%

Note:
(1) Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.
(2) Interest only until maturity.
(3) The stated interest rate represents the weighted average interest rate for two mortgage loans secured by this property. The loan balance represents the note of $16.6 million at a stated rate of 6.06% and a note of $4.2 million at a stated rate of 5.71%.

(4) Effective July 5, 2007, principal and interest payments are due based on a 30-year amortization schedule.

Glossary of Terms

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate, gain or loss on deconsolidation of variable interest entity (“VIE”) and impairments of real estate, if any. Adjusted EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDA and Adjusted EBITDA for the three and six months ended June 30, 2012 and 2011 is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(in thousands)
Net income	$33,596	$36,471	$77,718	$68,855
Depreciation and amortization	35,199	32,063	71,770	62,632
Interest expense	28,733	23,905	57,526	48,949
Early extinguishment of debt	—	—	—	(296)
Other interest income	(112)	(20)	(319)	(35)
EBITDA	97,416	92,419	206,695	180,105
Gain on deconsolidation of VIE	—	(2,026)	—	(2,026)
Gain on sale of real estate	—	(43)	—	(43)
Gain on sale of real estate in real estate partnership	—	—	(11,860)	—
Adjusted EBITDA	$97,416	$90,350	$194,835	$178,036

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: net income, computed in accordance with GAAP plus real estate related depreciation and amortization and excluding extraordinary items, gains and losses on sale of real estate, and impairment write-downs of depreciable real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Rental income, other property income and mortgage interest income, less rental expenses and real estate taxes and excluding operating results from discontinued operations.

Overall Portfolio: Includes all operating properties owned in reporting period.

Same Center: Information provided on a same center basis is provided for only those properties that were owned and operated for the entirety of both periods being compared, excludes properties that were redeveloped, expanded or under development and properties purchased or sold at any time during the periods being compared.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.